EXHIBIT 10.2

TO:	Kevin Sipes	DATE:	March 21, 2012

FROM:	Steve Trager	SUBJECT:	TCB Acquisition Bonus Program

You will be eligible for a bonus based on the achievement of the following TCB Acquisition goals for the time period of January 28, 2012 through January 31, 2014:

●	If a GOP for the TCB Acquisition of $20,000,000 is achieved your incentive payout will be $50,000.00.

OR

●	If a GOP for the TCB Acquisition of $30,000,000 is achieved your incentive payout will be $100,000.00.

This bonus will be earned and paid on February 21, 2014 provided you are an employee in good standing with the Bank at that time.

Management reserves the right in its sole discretion to adjust goals, individual participants’ payouts, etc.

/s/ Kevin Sipes	/s/ March 21, 2012

Kevin Sipes	Date